SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 100 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas J. Baltimore, Jr., the President and Chief Executive Officer of RLJ Lodging Trust (the “Company”), has informed the Company that he is resigning from all positions he holds with the Company, including his position as a trustee on the Board of Trustees (the “Board”) of the Company, effective as of May 11, 2016 (the “Effective Date”). Mr. Baltimore’s resignation does not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Baltimore’s resignation, the Board has appointed Ross H. Bierkan, the Company’s Executive Vice President and Chief Investment Officer, as Interim President and Interim Chief Executive Officer of the Company, effective as of the Effective Date. Mr. Bierkan will also continue as the Company’s Chief Investment Officer. No determinations have been made at this time regarding any change in Mr. Bierkan’s compensation as a result of his becoming the Company’s Interim President and Interim Chief Executive Officer.

Mr. Bierkan, 56, has served as the Executive Vice President and Chief Investment Officer of the Company since the Company’s formation in 2011. Mr. Bierkan served as a principal and executive vice president of RLJ Development, LLC from 2000 until the formation of the Company. In this capacity he was responsible for overseeing approximately $5.0 billion of real estate acquisitions. Previously, Mr. Bierkan was an original member of The Plasencia Group, a hospitality transaction and consulting group, and from 1993 to 2000 served as its vice president, with responsibility for providing market studies, property analyses and investment sales for institutional hotel owners. Prior to joining The Plasencia Group, Mr. Bierkan worked with Grubb and Ellis Real Estate, a commercial real estate brokerage firm. From 1982 to 1988, he held various operational and sales management positions for Guest Quarters Hotels (now the Doubletree Guest Suites). Mr. Bierkan also serves on the owner advisory council for Hyatt House Hotels and serves as president of the advisory council for Springhill Suites by Marriott. He is on the board of directors of the American Hotel & Lodging Association and is a member of the ULI Hotel Development Council. Mr. Bierkan received his Bachelor of Arts degree from Duke University.

In connection with Mr. Baltimore’s departure, on the Effective Date, the Company, RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), and Mr. Baltimore entered into a letter agreement (the “Release Agreement”) pursuant to which the Company and the Operating Partnership have agreed to waive the non-competition provision set forth in Mr. Baltimore’s employment agreement and to waive the requirement in his employment agreement that he provide thirty days’ written notice prior to terminating his employment.  Pursuant to the Release Agreement, Mr. Baltimore also provided the Company and the Operating Partnership with a general release and waiver of claims.

The foregoing summary of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On April 27, 2016, the Company issued a press release announcing the matters described in Item 5.02 above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Letter Agreement, dated as of April 25, 2016, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Thomas J. Baltimore, Jr.

99.1	Press Release dated April 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: April 27, 2016	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel

EXHIBIT LIST

Exhibit Number	Description
10.1	Letter Agreement, dated as of April 25, 2016, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Thomas J. Baltimore, Jr.

99.1	Press Release dated April 27, 2016